   As filed with the Securities and Exchange Commission on September 18, 2007
                                                     Registration No. 333-139192

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                   FORM S-8/A
                               (Amendment No. 1)

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                        CHINA FINANCE ONLINE CO. LIMITED
             (Exact name of Registrant as specified in its charter)

              HONG KONG                                     NOT APPLICABLE
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                    9(TH) FLOOR OF TOWER C, CORPORATE SQUARE
                    NO. 35 FINANCIAL STREET, XICHENG DISTRICT
                              BEIJING 100032, CHINA
                    (Address of Principal Executive Offices)

                             -----------------------

                            2004 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                             -----------------------

                              CT CORPORATION SYSTEM
                         111 EIGHTH AVENUE, 13(TH) FLOOR
                            NEW YORK, NEW YORK 10011
                     (Name and address of agent for service)

                                 (212) 894-8940
          (Telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                   Paul Chiu
                                Heller Ehrman LLP
                         Suite 718, China World Tower 1
                             1 Jianguomenwai Avenue
                              Beijing 10004, China
                                 86-10-5825-9600

               (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                       Proposed          Proposed
                                                                        maximum          maximum         Amount of
                                                   Amount to be     offering price      aggregate       registration
      Title of each class of securities           registered (2)       per share      offering price        fee
             to be registered (1)
----------------------------------------------------------------------------------------------------------------------
2004 STOCK INCENTIVE PLAN
  Ordinary Shares,
  $0.001 par value HK.......................      5,000,000 Shares  $0.856(3)       $4,280,000.00       $457.96
                                                                                            --


-----------------------

(1) The ordinary shares being registered hereby with respect to the 2004 Stock Incentive Plan (the "Plan") may be represented by the registrant's American Depository Shares, each of which represents five ordinary shares. The American Depository Shares evidenced by American Depository Receipts issuable upon deposit of any of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 filed with the Commission on October 5, 2004 (File No. 333-119530).

(2) This registration statement shall also cover any additional ordinary shares which become issuable under the Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, reorganization or any other similar transaction which results in an increase in the number of the registrant's outstanding ordinary shares.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the registrant's American Depository Shares on December 4, 2006 as reported on the Nasdaq Global Market. One American Depositary Share represents five ordinary shares.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The registrant's annual report on Form 20-F (File No. 000-50975) for the year ended December 31, 2005, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the registrant's ordinary shares contained in the registrant's registration statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on October 4, 2004, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.


Item 4.  DESCRIPTION OF SECURITIES.  Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant's articles of association provide that, subject to the Hong Kong Companies Ordinance (the "Ordinance"), every director or other officer of the registrant shall be indemnified against any liability incurred by him in his capacity as such. However, directors and officers of the registrant are not indemnified against any liability to the registrant or a related company arising out of negligence, default, breach of duty or breach of trust with respect to the registrant or a related company, unless such liability is incurred in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application in which relief is granted to him by the court pursuant to the Ordinance from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

     Pursuant to the registrant's form of Indemnification Agreement with officers and directors, the registrant will agree to indemnify its directors and officers, to the extent permitted by Hong Kong law, against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.  EXHIBITS.

         Exhibit
         Number
         4.1           2004 Stock Incentive Plan, as amended (incorporated by reference to the
                       Registration Statement on Form F-1(File Number 333-119166) filed with the
                       Commission on September 21, 2004).

         4.2           Specimen of American Depository Receipt
                       (incorporated by reference to the Registration
                       Statement on Form F-6 (File No. 333-119530)
                       filed with the Commission on October 5, 2004 with respect to American Depository Shares representing ordinary shares).

         4.3           Form of Deposit Agreement (incorporated by reference to the Registration
                       Statement on Form F-6 (File No. 333-119530) filed with the Commission on October
                       5, 2004 with respect to American Depository Shares representing ordinary shares).

         5.1           Opinion of Heller Ehrman LLP.

         23.1          Consent of Heller Ehrman LLP (included in Exhibit 5.1).

         23.2          Consent of Independent Auditors.

         24.1          Power of Attorney (see p. 7).



Item 9.  UNDERTAKINGS.

     A    The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B    The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C    Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 8, 2006.




                                           China Finance Online Co. Limited


                                           By: /s/ Zhiwei Zhao
                                               ---------------------------------
                                               Zhiwei Zhao
                                               Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhiwei Zhao and Jun (Jeff) Wang, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                     Title                                Date


/s/ Zhiwei Zhao                            Chief Executive Officer                         December 8, 2006
------------------------------------       (Principal Executive Officer)
Zhiwei Zhao

/s/ Jun Wang                               Chief Financial Officer (Principal              December 8, 2006
------------------------------------       Financial and Accounting Officer)
Jun Wang

/s/ Hugo Shong                             Director                                        December 8, 2006
------------------------------------
Hugo Shong

/s/ Kheng Nam Lee                          Director                                        December 8, 2006
------------------------------------
Kheng Nam Lee

/s/ Ling Wang                              Director                                        December 8, 2006
------------------------------------
Ling Wang

/s Fansheng Guo                            Director                                        December 8, 2006
------------------------------------
Fansheng Guo


          SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     Pursuant to the Securities Act of 1933, the undersigned, the duty authorized representative the United States of China Finance Online Co. Limited, has signed this Registration Statement in New York, New York on September 13, 2007.



                                                    Authorized Representative


                                                    By:   /s/ Donald J. Puglisi
                                                          ----------------------
                                                    Name:  Donald J. Puglisi
                                                    Title: Managing Director